Exhibit 10.3

Execution Version

WARRANT AGREEMENT

TPG RE FINANCE TRUST, INC.

and

PE HOLDER, L.L.C.

WARRANT AGREEMENT

Dated as of May 28, 2020

THIS WARRANT AGREEMENT (this “Agreement”), dated as of May 28, 2020, is by and between TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), and PE Holder, L.L.C., a Delaware limited liability company (“Purchaser”).

WHEREAS, concurrently with the execution of this Agreement, the Company and Purchaser are entering into the transactions contemplated under that certain Investment Agreement (the “Investment Agreement”), providing for, among other things, the issuance by the Company to Purchaser of (i) 12,000,000 warrants upon the First Closing (the “First Closing Warrants”), (ii) 1,500,000 warrants upon the Second Closing (the “Second Closing Warrants”) and (iii) 1,500,000 warrants upon the Third Closing (the “Third Closing Warrants” and together with the First Closing Warrants and the Second Closing Warrants, as and when issued, the “Warrants”). Each Warrant entitles the holder thereof to purchase one share of common stock of the Company, par value $0.001 per share (“Common Stock”), for $7.50 per share, subject to adjustment as described herein (such shares, the “Warrant Shares”); and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which the Warrant Shares shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Warrants.

1.1.    Form of Warrant. Each Warrant shall be issued in registered form and shall be substantially in the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer, Secretary or other officer of the Company. In the event the Person whose electronic signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such Person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2.    Registration.

1.2.1.    Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall register the Warrants in the names and denominations of the respective holders thereof.

1.2.2.    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the Person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.    Terms and Exercise of Warrants.

2.1.    Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one share of Common Stock, at the price of $7.50 per share, subject to the adjustments provided in Section 3. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.

2.2.    Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time, on the date that is five (5) years after the date hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions set forth in this Agreement, including the conditions set forth in Section 2.4 and Section 3.8.

2.3.    Exercise of Warrants.

2.3.1.    Cashless Exercise. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof in whole or in part on one or more occasions by delivering to the Company at its address set forth in Section 9.2, (i) the Warrant Certificate (in the form attached hereto as Exhibit A, the “Warrant Certificate”) evidencing the Warrants to be exercised and (ii) an election to purchase (in the form attached hereto as Exhibit B) (the “Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Warrant Certificate, in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)
A

Where:

X = the number of Warrant Shares to be issued to the Registered Holder.

Y = the number of Warrant Shares with respect to which the Warrant is exercised.

A = the Fair Market Value of one share of Common Stock on the date the notice of exercise is delivered (or deemed delivered) by the Registered Holder to the Company.

B = the Warrant Price (as adjusted to the date of such calculation).

2.3.2.    Issuance of Shares of Common Stock on Exercise. Within two Business Days after the exercise of any Warrant if the Registered Holder provides the Company with at least one Business Day prior written notice of such exercise (or, if such prior written notice is not so provided, within three Business Days after the exercise of the Warrant), the Company shall issue to the Registered Holder of such Warrant the number of full shares of Common Stock to which he, she or it is entitled, in book-entry form, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. No Warrant that has been Transferred to a Third Party Transferee in a Third Party Transfer shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of such a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of such Warrants. If, for any reason, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall round down to the nearest whole number, the number of shares to be issued to such holder. In lieu of any fractional share to which the Registered Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of Common Stock on the payment date multiplied by such fraction.

2.3.3.    Date of Issuance. Each Person in whose name any shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant Certificate and Election to Purchase was delivered to the Company (or, if such date is not a Business Day, on the open of business on the first Business Day thereafter).

2.4.    Limitation on Exercise Rights.

2.4.1.    Notwithstanding anything to the contrary in this Agreement and the Warrants, subject to Section 3.8, no shares of Common Stock will be issued or delivered upon any proposed exercise of any Warrant by any Registered Holder, and no Warrant of any Registered Holder will be exercised, in each case to the extent that such exercise or issuance of Common Stock would result in such Registered Holder beneficially owning in excess of 19.9% of the Stockholder Voting Power as of the date hereof (appropriately adjusted to reflect any stock splits, stock dividends or other similar events) (the “Exercise Restriction”); provided, however, that following a Third Party Transfer of a Warrant, no shares of Common Stock will be issued or delivered upon any proposed exercise of such Warrant by the Third Party Transferee, and no Warrant held by any such Third Party Transferee will be exercised, in each case to the extent that such exercise or issuance of Common Stock would (1) result in such Third Party Transferee or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of 19.9% of the Stockholder Voting Power as of the date hereof (appropriately adjusted to reflect any stock splits, stock dividends or other similar events) (the “Ownership Restriction”), or (2) require the Company to obtain approval from its stockholders pursuant to the listing standards of the New York Stock Exchange (the “NYSE Limitations”), unless, in either case, the Company has obtained any such required approval from its stockholders of the Ownership Restriction or NYSE Limitations, and, for the the purposes of determining the Exercise Restriction, the Ownership Restriction and the NYSE Limitations, beneficial ownership and calculations of percentage ownership will be determined in accordance with the listing standards of the New York Stock Exchange, and, for the avoidance of doubt, that the beneficial ownership of a Registered Holder shall not include any Warrant Shares relating to any then-outstanding Warrants that are not being exercised at the date of calculation. Subject to Section 2.4.2, any purported exercise of a Warrant (and delivery of shares of Common Stock upon such exercise) will be void and have no effect to the extent that such exercise and delivery would result in the violation of the first immediately preceding sentence.

2.4.2.    Except as otherwise provided herein, if a proposed exercise of a Warrant cannot be completed as a result of Section 2.4.1, then the Company’s obligation to issue and deliver shares of Common Stock upon such proposed exercise will not be extinguished, and (a) the Company shall issue and deliver the maximum number of shares of Common Stock upon such proposed exercise as is permitted under Section 2.4.1 and (b) as to any additional shares of Common Stock that are not issued and delivered as provided in clause (a) above, (i) the Company will use its commercially reasonable efforts to obtain all necessary stockholder approvals and, as applicable, any registrations, qualifications or exemptions required under applicable state securities laws, and deliver such shares as soon thereafter as reasonably practicable, and (ii) the Company will only be obligated to deliver such additional shares as soon as reasonably practicable after the applicable Registered Holder or Third Party Transferee provides written evidence satisfactory to the Company that (x) such delivery will not contravene the Exercise Restriction (in the case of any Registered Holder), the Ownership Restriction (in the case of a Third Party Transferee) or the NYSE Limitations (in the case of a Third Party Transferee), as applicable and (y) any applicable requirements of the Charter have been fulfilled as set forth therein.

3.    Adjustments. The Warrant Price and shares of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an economically duplicative adjustment under more than one subsection of this Section 3.

3.1.    Stock Dilution Events.

3.1.1.    Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a Split-Up Event, then, following such Split-Up Event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock so that the Registered Holder immediately after such Split-Up Event shall be entitled to purchase the number of shares of Common Stock which such Registered Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised in full immediately prior to such Split-Up Event. For purposes of this Section 3.1.1, if a rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

3.1.2.    Other Distributions; REIT Dividend Status.

(a)    If after the date hereof, the Company shall make any Other Distribution, then the Warrant Price shall be decreased by the fair market value (as determined in good faith by the Company’s Board) of any securities or other assets paid on each share of Common Stock in respect of such Other Distribution.

(b)    Notwithstanding anything herein to the contrary, if the Company and/or any of its Subsidiaries makes any REIT Qualifying Dividends or pays the Specified Dividend, the Warrant Price and shares of Common Stock issuable upon exercise of a Warrant shall not be subject to any adjustment hereunder with respect to such REIT Qualifying Dividends and/or Specified Dividend; provided, that, solely for purposes of determining whether a dividend or distribution (or series of related dividends or distributions) is a REIT Qualifying Dividend under this Section 3.1.2, all amounts payable in cash shall be treated, to the fullest extent possible, as REIT Qualifying Dividends and only when such cash amounts have been exhausted shall dividends or distributions payable in shares of Common Stock be treated as a REIT Qualifying Dividend.

(c)    At the time of declaring a dividend, the Company shall in good faith make a preliminary determination whether such dividend is a REIT Qualifying Dividend and shall provide the Registered Holder with written notice thereof including a reasonably detailed description of the basis for such determination (a “Preliminary Determination”). If the Company determines that a dividend is a Split-Up Event or an Other Distribution, the adjustment pursuant to Section 3.1.1 or this Section 3.1.2, as applicable, shall become effective immediately after the open of business on the record date for (or, if no record date is applicable, the effective date of) such Split-Up Event or Other Distribution. Within thirty (30) days following the end of each taxable year of the Company (i) the Company shall determine whether all dividends paid during such year were REIT Qualifying Dividends and shall provide the Registered Holder with written notice thereof including a reasonably detailed description of the basis for such determination (a “Final Determination”); provided, that, for purposes of such determination all income of the

Company for the applicable fiscal year shall be allocated ratably over each fiscal quarter on the basis of the number of days in such fiscal quarter, (ii) if any dividend that was treated as a REIT Qualifying Dividend for purposes of a Preliminary Determination is determined in the applicable Final Determination to be a Split-Up Event or an Other Distribution, then the adjustments provided for in Section 3.1.1 or this Section 3.1.2 shall be recalculated giving retroactive effect to the Final Determination and the Company shall provide the Registered Holder with written notice thereof including a reasonably detailed description of the basis for such calculation (a “Recalculation Notice”) and (iii) if any Warrant was exercised in whole or in part after the record date for a dividend that was treated as a REIT Qualifying Dividend and is subsequently determined to be a Split-Up Event or an Other Distribution, the Company shall make a cash payment to the Registered Holder that exercised such Warrant in an amount equal to the Closing Price on the date of payment of the shares of Common Stock that such Registered Holder would have received in such exercise had the recalculation occurred prior to the date of exercise.

3.1.3.    Timing of Adjustment. Adjustments pursuant to this Section 3.1 shall become effective immediately after the open of business on the record date for (or, if no record date is applicable, the effective date of) such Split-Up Event or Other Distribution.

3.2.    Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a Combination Event, then, following such Combination Event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock so that the Registered Holder immediately after such Combination Event shall be entitled to purchase the number of shares of Common Stock which such Registered Holder would have owned had the Warrant been exercised in full immediately prior to such Combination Event.

3.3.    Adjustments in Warrant Price.

3.3.1.    Adjustment to Warrant Price Upon Split-Ups and Aggregation of Shares. Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as provided in Section 3.1.1 or Section 3.2, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and (y) the denominator of which shall be the number of Warrant Shares immediately thereafter.

3.3.2.    Adjustment to Warrant Price and Number of Warrant Shares Upon Issuance of Common Stock.

(a)    Except as provided in Section 3.1.1, Section 3.2 or Section 3.3.2(b) below, if, at any time or from time to time prior to the Expiration Date, the Company shall issue or sell any shares of Common Stock (or is deemed to have issued and sold any shares of Common Stock through the issuance of Convertible Securities or Options) (including for the avoidance of doubt any shares of Common Stock paid by the Company as consideration in any Internalization Transaction (as defined in the Articles Supplementary)), without consideration or for consideration per share less than the greater of (x) the Warrant Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) or (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale) the Warrant Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Warrant Price equal to the product obtained by multiplying the Warrant Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), by a fraction (which shall in no event be more than one):

(A)    the numerator of which shall be the sum of (i) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the greater of (x) the Warrant Price then in effect or (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale (or deemed issuance or sale), plus (ii) the aggregate value of the consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(B)    the denominator of which shall be the product obtained by multiplying (i) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale) by (ii) the greater of (x) the Warrant Price then in effect or (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale (or deemed issuance or sale).

(b)    If, at any time or from time to time prior to the Expiration Date, the Company makes a rights offering to holders of Common Stock entitling them to purchase (for a period not more than 45 days from the record date for such distribution) shares of Common Stock at a price less than the Fair Market Value on the record date for such distribution, the Warrant Price shall be decreased in accordance with the formula:

where:

R’ =	the Warrant Price in effect immediately after the record date for such distribution;

R =	the Warrant Price in effect immediately prior to the record date for such distribution;

O =	the number of shares of Common Stock Deemed Outstanding immediately prior to the record date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights offering;

P =	the per-share price payable to exercise or convert such rights for the additional shares; and

M =	the Fair Market Value on the record date with respect to the distribution.

(c)    Upon any and each adjustment of the Warrant Price as provided in this Section 3.3.2 the Warrant Shares immediately prior to any such adjustment shall be increased to a number of shares of Common Stock equal to the quotient obtained by dividing:

(A)    the product of (i) the Warrant Price in effect immediately prior to any such adjustment multiplied by (ii) the number of Warrant Shares immediately prior to any such adjustment; by

(B)    the Warrant Price resulting from such adjustment.

3.4.    Merger Events. Upon the occurrence of (1) any reclassification of the outstanding shares of Common Stock (other than a change in par value or from par value to no par value, or from no par value to par value, or as a result of a Split-Up Event), (2) any consolidation, merger, sale of all or substantially all of the Company’s assets (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person or entity), or (3) a binding share exchange which reclassifies or changes the outstanding shares of Common Stock, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then at the effective time of the Merger Event the right to exercise this Warrant will be changed into a right to exercise this Warrant into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock subject to this Warrant immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (including any form of stockholder election), the Reference Property to be received upon exercise will be deemed to be the weighted average of the types and amounts of Reference Property to be received by the holders of Common Stock that affirmatively make such election. In case of any such Merger Event, the successor or acquiring corporation or, as applicable, the ultimate parent entity thereof (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 3. If the Company consummates a Merger Event, the Company shall promptly provide notice to the Registered Holders briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event and any adjustment to be made with respect thereto. The foregoing shall similarly apply to successive Merger Events.

3.5.    Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Warrant Price shall be reduced to the price determined by multiplying the Warrant Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Closing Price of the Common Stock on the first trading day after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender Date”) for such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Closing Price of the Common Stock on the first trading day after the Tender Date for such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Warrant Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Warrant Price determined in accordance with the immediately preceding sentence.

3.6.    Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.

3.7.    Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Warrant Price or the number of shares of Common Stock issuable upon exercise of this Warrant with respect to any Excluded Issuance (other than with respect to any Excluded Issuance pursuant to (1) clause (iii) of the definition thereof, but only in relation to issuances of shares of Common Stock in connection with any capital raising transaction where the consideration per share is less than the greater of (x) the Warrant Price in effect immediately prior to such issuance or sale or (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale; provided that, notwithstanding this clause (1), the provisions of Section 3.4 shall apply to the extent otherwise applicable, (2) clause (vi) of the definition thereof, (3) clause (vii)(A) or clause (vii)(C) of the definition thereof, or (4) clause (viii) of the definition thereof, except for any management fee or incentive compensation payable to the manager for the quarter ending June 30, 2020).

3.8.    Company Charter Documents. Notwithstanding anything herein to the contrary, this Agreement, the Warrant, exercise of the Warrant and all shares of Common Stock issuable upon exercise of this Warrant are and shall become subject to the Company Charter Documents.

3.9.    Statement Regarding Adjustments. Subject to Section 3.1.3, whenever the Warrant Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 3, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Warrant Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment.

3.10.    Adjustment Rules. Subject to Section 3.1.3, any adjustments pursuant to, and at such time as provided in, this Section 3 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Warrant Price made hereunder would reduce the

Warrant Price to an amount below par value of the Common Stock, then such adjustment in Warrant Price made hereunder shall reduce the Warrant Price to the par value of the Common Stock.

3.11.    Allocations. In the event that shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received shall be allocable to such shares of Common Stock as determined in good faith by the Board. In case any Options or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Options or Convertible Securities, the consideration allocable to such Options or Convertible Securities shall be determined in good faith by the Board.

3.12.    Convertible Securities and Options.

3.12.1.    In the event that the Company shall at any time following the Original Issue Date issue or sell any Convertible Securities or issue, sell or grant any Options, then for the purpose of Section 3.3.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon exercise of such Convertible Securities or Options for a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 3.3.2) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options (or upon the conversion or exchange of all such Convertible Securities), plus (z), without duplication of any amounts in clause (y), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options (or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) or upon the conversion or exchange of all such Convertible Securities.

3.12.2.    Except as otherwise provided in following sentence, no further adjustment of the Warrant Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any Options or Convertible Securities, the maximum number of shares issuable upon exercise of such Options or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any anti-dilution rights pertaining to such Options or Convertible Securities, by agreement of the parties or otherwise, the Warrant Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such Options or Convertible Securities on such Warrant Price and then readjusted as if such Options or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration, but only if the effect of such two-step readjustment is to reduce the Warrant Price below the Warrant Price in effect immediately prior to such increase or decrease.

3.12.3.    Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 3 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Warrant Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 3 to the Warrant Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

3.13.    Second Closing Warrants and Third Closing Warrants. The Second Closing Warrants and the Third Closing Warrants shall on the date of original issuance be adjusted for any events occurring after the date of the Investment Agreement and prior to the Second Closing and the Third Closing, as applicable.

3.14.    Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 3, the Company shall obtain stock exchange or stockholder approvals or exemptions, as applicable, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant.

4.    Transfer and Exchange of Warrants.

4.1.    Transfer. The Warrants and Warrant Shares may be freely sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”), subject to the restrictions set forth in this Section 4.1. Any Transfer of the Warrants and Warrant Shares must be in compliance with the Securities Act and applicable state securities Laws and, if requested by the Company, receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such Transfer is in compliance with the Securities Act and applicable state securities Laws. Following any Transfer, any such Warrants subject to a Transfer shall at all times remain subject to the terms and restrictions set forth in this Agreement.

4.2.    Registration on Transfer. Subject to the instructions set forth in Section 4.1, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant by the Registered Holder to the Company for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.3.    Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.4.    Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange of a Warrant which shall result in the issuance of a warrant certificate for a fraction of a Warrant.

4.5.    Service Charges. No service charge shall be made for any exchange or registration of Transfer of Warrants.

5.    Other Provisions Relating to Rights of Holders of Warrants.

5.1.    No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

5.2.    Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3.    Registration of Common Stock. Any Common Stock issuable to Purchaser upon execution of the Warrants shall be “Registerable Securities,” as such is defined in that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and Purchaser (the “Registration Rights Agreement”), and entitled to the registration rights provided therein. Notwithstanding anything to the contrary herein, if a Warrant is exercised in connection with the exercise of the Registered Holder’s registration rights in accordance with the Registration Rights Agreement, such Warrant shall not be deemed to have been exercised to the extent that the applicable Warrant Shares are not sold in the applicable offering. The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which shares of Common Stock are then listed or traded.

6.    Covenants. The Company warrants and agrees for the benefit of the Registered Holders that:

6.1.    Due Authorization and Valid Issuance. All shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issue be duly authorized, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

6.2.    Sufficient Number of Shares. During the Exercise Period, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

7.    Representations and Warranties.

7.1.    Representation by the Company. The Company represents that (a) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued and (b) all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the issuance of the Warrants and the Common Stock issuable upon exercise of the Warrant have been taken.

7.2.    Representations and Warranties by the Registered Holder. The Registered Holder represents and warrants to the Company as follows:

(a)    The Warrants and the shares of Common Stock issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of the Warrants, the Registered Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock issuable upon exercise of the Warrants is being acquired for investment and not with a view toward distribution or resale.

(b)    The Registered Holder understands that the Warrants and the shares of Common Stock have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)    The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Warrants and the shares of Common Stock purchasable pursuant to the terms of the Warrants and of protecting its interests in connection therewith.

(d)    The Registered Holder is able to bear the economic risk of the purchase of the shares of Common Stock pursuant to the terms of the Warrants.

(e)    The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8.    Taxes.

8.1.    Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Warrant and Warrant Shares to the extent required by applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of such taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Warrant or Warrant Share (or in respect of any payment or distribution (or deemed distribution) in respect thereof), the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant or Warrant Share or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall take commercially reasonable steps to minimize or eliminate any withholding or deduction described in this Section 8.1, including by giving the Person in respect of whom such deduction or withholding may be made an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding. Notwithstanding anything to the contrary in this Section 8.1, the Company shall (i) make commercially reasonable efforts to notify each holder of Warrants or Warrant Shares at least ten (10) Business Days prior to any withholding of its intention of any such withholding (it being understood that any such notice shall include a brief written description of the basis for such withholding) and (ii) not withhold with respect to any U.S. federal withholding tax if it receives a properly completed and duly executed IRS Form W-9 certifying its exemption from withholding from a holder of Warrants or Warrant Shares.

8.2.    Transfer Tax. The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of shares of Warrant Shares or certificates representing such shares or securities. However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Warrant Shares to a beneficial owner other than the beneficial owner of the Warrant Shares immediately prior to the event pursuant to which such issue or delivery is required, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

9.    Miscellaneous Provisions.

9.1.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

9.2.    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

TPG RE Finance Trust, Inc.

888 Seventh Avenue

New York, NY 10106

Attention:      Deborah J. Ginsberg

Bob Foley

Email:      [Redacted]

[Redacted]

With a copy to (which copy alone shall not constitute notice):

TPG RE Finance Trust, Inc.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention:     Matthew Coleman

Email:           [Redacted]

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:      Sophia Hudson, P.C.

Michael Brueck, P.C.

Marshall Shaffer

Email:      [Redacted]

[Redacted]

[Redacted]

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to the holder of any Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

PE Holder, L.L.C.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attn:    Ethan Bing

Ellis Rinaldi

Phone: (203) 422.7700

Email: [Redacted]

  [Redacted]

With a copy to (which copy alone shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Email: [Redacted]

[Redacted]

[Redacted]

Attention: Michael A. Gordon

John H. Butler

J. Gerard Cummins

9.3.    Amendments. All modifications or amendments to this Agreement, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price pursuant to Section 3 of this Agreement or extend the duration of the Exercise Period without the consent of the Registered Holders.

9.4.    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5.    Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Investment Agreement and Articles Supplementary, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the parties hereto, the Registered Holders of the Warrants and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and the Registered Holders of the Warrants.

9.6.    Governing Law; Jurisdiction.

9.6.1.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles, except where the provisions of the laws of the State of Maryland are mandatorily applicable.

9.6.2.    All Actions arising out of or relating to this Agreement shall be heard and determined in the state and federal courts located in the Borough of Manhattan, State of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9.6.2 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.2 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

9.7.    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and this right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.8.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9.    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

9.10.    Interpretation. When a reference is made in this Agreement to a Section, Exhibit, such reference shall be to a Section of, or an Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

10.    Definitions. For purposes of this Agreement and the Warrants, the following terms have the following meanings:

“Action” has the meaning specified under the Investment Agreement.

“Affiliate” has the meaning specified under the Investment Agreement.

“Articles Supplementary” has the meaning specified under the Investment Agreement.

“Board” has the meaning specified under the Investment Agreement.

“Business Day” has the meaning specified under the Investment Agreement.

“Capital Stock” means all classes or series of stock of the Company.

“Charter” means the charter of the Company, as may be amended, restated, or amended and restated from time to time, in the form filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland.

“Closing Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported the principal other national or regional securities exchange on which the shares of the Common Stock are then traded. The Closing Price will be determined without reference to after-hours or extended market trading. If the Common Stock is not so listed for trading on the relevant date, then the “Closing Price” of the Common Stock will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the OTC Markets Group or a similar organization. If the Common Stock is not so quoted, then the “Closing Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

“Combination Event” reclassification, recapitalization, exchange, reverse stock split, combination or readjustment of shares of Common Stock.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time; provided, that, Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries.

“Company Charter Documents” has the meaning specified under the Investment Agreement.

“Company LTIP Awards” has the meaning specified under the Investment Agreement.

“Company Restricted Stock” has the meaning specified under the Investment Agreement.

“Company RSU Awards” has the meaning specified under the Investment Agreement.

“Company Stock Options” has the meaning specified under the Investment Agreement.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” has the meaning specified under the Investment Agreement.

“Fair Market Value” of one share of Common Stock as of a date of determination means: (i) with respect to Section 2.3.1 and Section 2.3.2, if the Common Stock is publicly traded, the closing price of the Common Stock as reported on the New York Stock Exchange or such other trading market on which the Common Stock is then listed on the last trading date ending prior to the date of determination, (ii) other than with respect to Section 2.3.1 and Section 2.3.2, if the Common Stock is publicly traded, the volume weighted average sale price of one share of Common Stock as reported on the New York Stock Exchange or such other trading market for which the Common Stock is then listed for the ten (10) trading days ending on the third trading day prior to such date and (iii) if the Common Stock is not so publicly traded, such fair market value as determined by the Board in good faith after receiving and reviewing the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that Registered Holder shall have a right to receive from the Board the assumptions used and calculations performed to arrive at such fair market value. Solely for the purposes of Section 2.3.1, the date of determination shall mean the date the Warrant Certificate and Election to Purchase are delivered to the Company by a Registered Holder.

“First Closing” has the meaning specified under the Investment Agreement.

“Law” has the meaning specified under the Investment Agreement.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities, including the Company Stock Options, Company Restricted Stock, Company RSU Awards, and Company LTIP Awards.

“Other Distributions” means any dividends or distributions paid by the Company on shares of Common Stock to the extent they are not REIT Qualifying Dividends; provided that any such dividends or distributions payable in shares of Common Stock (or Options or Convertible Securities) shall be treated as a Split-Up Event.

“Person” has the meaning specified under the Investment Agreement.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company thereof pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder, whether for cash or shares of Capital Stock of the Company, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase.

“REIT Qualifying Dividends” has the meaning set forth in the Articles Supplementary.

“Second Closing” has the meaning specified under the Investment Agreement.

“Specified Dividend” means the dividend declared by the Company in March 2020 that remains unpaid as of the date hereof.

“Split-Up Event” means a reclassification, recapitalization, exchange, stock split, Other Distribution payable in shares of Common Stock (or Options or Convertible Securities) or readjustment of shares of Common Stock, in each case, that increases the number of shares of Common Stock.

“Stockholder Voting Power” means the aggregate number of (i) shares of the outstanding shares of any class or series of Capital Stock or (ii) shares of Voting Stock of the Company, with the calculation of such aggregate number of shares being conclusively made for all purposes under this Agreement and the Warrants, absent manifest error, by the Company based on the Company’s review of the Warrant Register, the Company’s other books and records, each Registered Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Registered Holder’s beneficial ownership of any securities of the Company.

“Subsidiary” has the meaning specified under the Investment Agreement.

“Third Closing” has the meaning specified under the Investment Agreement.

“Third Party Transfer” means a Transfer to a Third Party Transferee pursuant to Section 4.

“Third Party Transferee” means a Person that is not an Affiliate of Purchaser that becomes the Registered Owner of a Warrant as a result of a Transfer pursuant to Section 4.

“Voting Stock” means with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TPG RE FINANCE TRUST, INC.

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

PE HOLDER, L.L.C.

By:	/s/ Ethan Bing
Name: Ethan Bing
Title: MD

[Signature Page to Investment Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ ACT ”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 28, 2020, THE WARRANT AGREEMENT AND THE CHARTER (AS DEFINED HEREIN), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

TPG RE FINANCE TRUST, INC.

Incorporated Under the Laws of the State of Maryland

Warrant Certificate

This Warrant Certificate certifies that                     , or registered assigns, is the Registered Holder of                      warrants (the “Warrants”) to purchase shares of Common Stock, $0.001 par value (“Common Stock”), of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant”) as set forth below, at the warrant price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, upon surrender of this Warrant Certificate at the office of the Company subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to certain limitations and adjustment upon the occurrence of certain events, in each case as set forth in the Warrant Agreement.

The initial Warrant Price is equal to $7.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles, except where the provisions of the laws of the State of Maryland are mandatorily applicable.

TPG RE FINANCE TRUST, INC.

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of May 28, 2020 (the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed at the principal corporate office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant. In lieu of any fractional share to which the Registered Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of Common Stock on the payment date multiplied by such fraction.

Warrant Certificates, when surrendered at the principal corporate office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

EXHIBIT B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock from TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”). The undersigned requests that a certificate for such shares be registered in the name of                     , whose address is                      and that such shares be delivered to                      whose address is                     .

The number of shares that this Warrant is exercisable for shall be determined in accordance with Section 2.3.1 of the Warrant Agreement.

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

Date:             , 20

(Signature)

(Address)

(Tax Identification Number)

Signature: